EXHIBIT 10.28.1

FORM OF AMENDMENT TO
EXECUTIVE CHANGE IN CONTROL AGREEMENT

This Amendment to Executive Change in Control Agreement (“Amendment”) is made as of the 1st day of March, 2013 (the “Amendment Date”), and amends that certain Executive Change in Control Agreement dated as of ___________ (the “Original Agreement” and, as amended by this Amendment, the “Agreement”), by and between Advanced Energy Industries, Inc., a Delaware corporation, and ___________. Capitalized terms used in this Amendment without definition have the meanings given to them in the Original Agreement.

NOW, THEREFORE, the parties agree as follows:

1.Definition of “CIC Period.” Paragraph (h) of Annex A (Definitions) of the Original Agreement is hereby amended to read in its entirety as follows:

(h) “CIC Period” means the twelve (12) month period following the effective date of a Change in Control.

2.Definition of “Good Cause.” Accordingly, paragraph (o) of Annex A (Definitions) of the Original Agreement is hereby amended to read in its entirety as follows:

(o) “Good Reason” means any of the following:
(i) a material reduction in the Executive’s duties, level of responsibility or authority, other than (A) a change in title only, or (B) isolated incidents that are promptly remedied by the Company; or
(ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or
(iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) an corresponding increase in the Executive’s Base Salary; or
(iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or
(v) the Company’s (or its successor’s) material breach of this Agreement.

EXHIBIT 10.28.1

3.No Other Amendments. Except as expressly set forth in this Amendment, the Original Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed the Amendment as of the Amendment Date.

Executive

Name:_________________________

Advanced Energy Industries, Inc.

By:
Name:
Title: